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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 12, 2001, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-46866, 333-70769, and 333-73453 and Form S-3 File Nos. 333-94021, 333-74771,
and 333-69543. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.




Dallas, Texas
March 29, 2001